Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 27, 2003
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                             Southwest Bancorp, Inc.
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             (Exact name of registrant as specified in its charter)


          Oklahoma                     0-23064                 73-1136584
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(State or other jurisdiction       (Commission file          (IRS Employer
of incorporation)                       number)          Identification Number)


608 South Main Street, Stillwater, Oklahoma  74074
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(Address of Principal Executive Offices)   (Zip Code)


Registrant's telephone number, including area code:  (405) 372-2230
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Item 5. Other Events.
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Share Repurchase Plan

         On March 27, 2003, the Board of Directors of Southwest Bancorp, Inc. ("Southwest") authorized a program for the repurchase of up to 5% of Southwest's outstanding common stock, par value $1.00 per share. in connection with shares expected to be issued under Southwest's dividend reinvestment, stock option, and employee benefit plans and for other corporate purposes. The share repurchases are expected to be made primarily on the open market from time to time until April 1, 2004, or earlier termination of the repurchase program by the Board. Repurchases under the program will be made at the discretion of management based upon market, business, legal, accounting and other factors.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
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(a)     Financial Statements. Not applicable.
(b)     Pro Forma Financial Information. Not applicable.
(c)     Exhibits. Exhibit 99--Press Release date April 17, 2003

Item 9. Regulation FD Disclosure.
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Item 12. Results of Operations and Financial Condition.
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Southwest's press release dated April 17, 2003, included as Exhibit 99 is furnished to the Securities and Exchange Commission under both Item 9 and Item 12 of this Form 8-K.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Southwest Bancorp, Inc.

                                      By   /s/ Rick J. Green
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                                          Rick J. Green, Chief Executive Officer
Dated: April 18, 2003